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                                                                  EXHIBIT (10)-3

                            THE FORSCHNER GROUP, INC.


December 18, 1996



Victorinox Cutlery Company
CH-6438 Ibach-Schwyz
Switzerland

Gentlemen:

               Please refer to the distributorship agreement between The Forschner Group, Inc. and Victorinox dated December 12, 1983 as amended. Forschner and Victorinox hereby agree as follows:

               1. The 5% discount granted in the amendment dated October 25, 1988 is hereby terminated and, in place of that Victorinox agrees to grant Forschner and its affiliates a quantity discount of 4% on the lowest prices specified in Paragraph 4 of our mutual agreement of October 20, 1986 for pocket knives, and a quantity discount of 3% on such prices for cutlery, effective for all invoices including premium knives (only knife bodies).

               2. Victorinox Cutlery Company hereby agrees to reduce for 1996 the 85% minimum purchase requirement set forth in Paragraph 1 of the Mutual Agreement dated September 15, 1986 between Forschner and Victorinox to 75% of the maximum of Swiss Army Knives purchased by Forschner from Victorinox in any prior year.

               If the foregoing correctly states our mutual understanding, kindly so indicate by signing and returning to us a copy of this letter.

                                                Very truly yours,

                                                THE FORSCHNER GROUP, INC.



                                                By:  /s/ David J. Parcells
                                                   ---------------------------
CONFIRMED AND AGREED

VICTORINOX CUTLERY COMPANY



By: /s/ Charles Elsener
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